SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934




Date of Report:  February 7, 1996



                        INTERNEURON PHARMACEUTICALS, INC.
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               (Exact name of registrant as specified in charter)


                                    DELAWARE
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                 (State of other jurisdiction of incorporation)


        0-18728                                        043047911
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(Commission File Number)                   (IRS Employer Identification No.)


ONE LEDGEMONT CENTER, 99 HAYDEN AVENUE, LEXINGTON, MASSACHUSETTS       02173
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 (Address of principal executive offices)                           (Zip Code)


Registrant's telephone no. including area code:  (617) 861-8444
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         This Report on Form 8-K/A amends and restates in its entirety
Registrant's Report on Form 8-K dated February 7, 1996.

Item 2.           ACQUISITION OR DISPOSITION OF ASSETS
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         On February 7, 1996, a majority-owned subsidiary of the Registrant,
Intercardia, Inc. ("Intercardia"), completed its initial public offering (the "Offering") of 2,530,000 shares of Common Stock, including 330,000 shares which were subject to the underwriters' over-allotment option, at $15.00 per share. The Offering resulted in net proceeds to Intercardia of approximately $35,000,000, after deducting underwriting discounts and estimated expenses of the Offering. The Registrant purchased 333,333 of the shares (the "Purchased Shares") at the Offering for an aggregate purchase price of approximately $5 million.

         As a result of the Offering and the simultaneous acquisition of the Purchased Shares by the Registrant, the Registrant owns approximately 60% of Intercardia's outstanding Common Stock.

Item 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
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(a)      Financial Statements of Businesses Acquired

         The operations of Intercardia have been included in the Registrant's consolidated financial statements for the fiscal year ended September 30, 1995 and, accordingly, the financial statements of Intercardia are not included herein.

(b)      Pro Forma Financial Statements

         Presented herein is a narrative description of the pro-forma effect of the Offering and the acquisition of the Purchased Shares on the Registrant's Consolidated Balance Sheet as of December 31, 1995 and the Registrant's Consolidated Statements of Operations for the year ended September 30, 1995 and the three months ended December 31, 1995.

         On a pro forma basis as of December 31, 1995, consolidated cash and cash equivalents and total assets would each have increased approximately $30,000,000, which increase reflects the approximately $35,000,000 in net proceeds to Intercardia from the Offering less the Registrant's $5,000,000 investment in Intercardia common stock. Consolidated cash and cash equivalents and total assets would have increased from $18,194,000 and $39,633,000, respectively, to $48,194,000 and $69,663,000, respectively. The Registrant would have recorded a gain of approximately $14,500,000 on the sale of stock by Intercardia, representing the incremental increase in the Registrant's consolidated net assets resulting from the Offering and the Purchased Shares. In accordance with Staff Accounting Bulletin Topic 5-H, this gain would have been recorded as an increase to additional paid-in capital. The Registrant would also have recorded an addition to minority interest of approximately $15,500,000.



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         Thus, the Registrant's additional paid-in capital and total stockholders' equity would have increased from $100,226,000 and $21,785,000, respectively, to approximately $114,726,000 and $36,285,000, respectively, and minority interest would have increased from $6,746,000 to approximately $22,246,000.

         The Offering and the simultaneous acquisition of the Purchased Shares would have had no significant effect on the Consolidated Statement of Operations for the year ended September 30, 1995 or the three months ended December 31, 1995.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  INTERNEURON PHARMACEUTICALS INC.

                                  By:  /S/ GLENN L. COOPER
                                     --------------------------------
                                       Glenn L. Cooper, M.D.
                                       President and Chief Executive Officer



Dated:  February 20, 1996





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